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Exhibit 23.4

CONSENT OF DIRECTOR NOMINEE

        I hereby consent to use of my name as a nominee for Director of Gander Mountain Company, where it appears in this Registration Statement on Form S-1, including the Prospectus constituting a part thereof, and any amendments or supplements thereto.

/s/ MARSHALL L. DAY
Name:	Marshall L. Day

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CONSENT OF DIRECTOR NOMINEE